Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated May 6, 2002 (May 29, 2002 as to Note 11), appearing in the Annual Report on Form 10-K and Amended Annual Report on Form 10-K/A of Mylan Laboratories Inc. for the year ended March 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte $ Touche LLP


Pittsburgh, Pennsylvania
August 26, 2002